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                                                                Exhibit (g)(xiv)


                          ACCOUNTING SERVICES AGREEMENT

         This Agreement is made, as of May 22, 2002, separately by and between each of Schwab Investments, The Charles Schwab Family of Funds, Schwab Capital Trust and Schwab Annuity Portfolios (each a "Fund") and PFPC Inc.("PFPC").

         Each Fund is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act"), as amended, unless otherwise set forth on the signature page hereof.

         Each Fund wishes to retain PFPC to provide accounting services to its investment portfolios listed on Schedule A, as attached hereto (each a "Portfolio"), and PFPC wishes to furnish such services as more fully described herein.

         In consideration of the promises and mutual covenants herein contained, each separate Fund and PFPC agree as follows:

         1.       Definitions.

                  (a) "Authorized Person". The term "Authorized Person" shall mean any person authorized by a Fund to give Oral or Written Instructions with respect to such Fund. Such persons are listed in the Certificate attached hereto as the Authorized Persons Appendix (as the same may be revised by a particular Fund with respect to the Authorized Persons applicable to it upon reasonable prior notice to PFPC from time to time). If PFPC provides more than one service hereunder with respect to a particular Fund, that Fund's designation of Authorized Persons may vary by service.

                  (b)      "CFTC". The term "CFTC" shall mean the

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Commodities Futures Trading Commission.

                  (c) "Governing Board". The term "Governing Board" shall mean a particular Fund's Board of Directors if the Fund is a corporation or a particular Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof. If a Fund is a limited partnership, the term "Governing Board" shall mean such Fund's general partner.

                  (d) "Oral Instructions". The term "Oral Instructions" shall mean oral or e-mail instructions received by PFPC from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person listed on the then current Authorized Persons Appendix.) For the benefit of PFPC, any e-mail communication sent to PFPC shall be sent to all of the persons listed on Schedule C hereto (as such Schedule C may be changed by PFPC upon notice to the Funds), and PFPC shall not be obligated to consider an e-mail instruction that is not sent to all of such persons to be an Oral Instruction under this Agreement.

                  (e) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.

                  (f) "Securities and Commodities Laws". The terms the "1933 Act" shall mean the Securities Act of 1933, as amended, the "1934 Act" shall mean the Securities Exchange Act of 1934, as amended, the "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the "CEA" shall mean the Commodities Exchange Act, as amended. The 1933 Act, the 1934 Act, the 1940 Act and the CEA

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shall together be the "Securities and Commodities Laws."

                  (g) "Shares". The term "Shares" shall mean the units of beneficial interest of any Portfolio or class of a Fund.

                  (h) "Written Instructions". The term "Written Instructions" shall mean (i) written trade instructions signed by two Authorized Persons (or two persons reasonably believed by PFPC to be Authorized Persons listed on the then current Authorized Persons Appendix) and received by PFPC or
(ii) electronic trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access or (iii) written instructions (other than trade instructions) signed by one Authorized Person (or a person reasonably believed by PFPC to be an Authorized Person listed on the then current Authorized Persons Appendix) and received by PFPC. The instructions may be delivered electronically (for clarity, e-mail instructions are governed by Section 1(d) of the Agreement) or by hand, mail or facsimile sending device.

         2. Appointment. Each Fund hereby appoints PFPC to provide accounting services to each of its Portfolios listed in Schedule A hereto, pursuant to and in accordance with the terms set forth in this Agreement, and PFPC accepts such appointment and agrees to furnish such services.

         3. Delivery of Documents. Each Fund has provided or, where applicable, will provide PFPC with the following:

                  (a)      if requested by PFPC, certified or authenticated

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copies of the resolutions of the Fund's Governing Board, approving the appointment of PFPC or its affiliates to provide services;

                  (b) a copy of the Fund's most recent effective registration statement;

                  (c) a copy of the Fund's advisory agreement or agreements;

                  (d) a copy of the Fund's distribution agreement or agreements;

                  (e) copies of any shareholder servicing agreements made in respect of the Fund; and

                  (f) certified or authenticated copies of any and all amendments or supplements to the foregoing.

         4. Compliance with Government Rules and Regulations. With respect to each respective Fund, PFPC undertakes to comply with all applicable requirements of the Securities and Commodities Laws and with the requirements of such other laws that are applicable to the duties to be performed by PFPC with respect to such Fund hereunder as are reasonably requested of PFPC by such Fund and as are acceptable to PFPC (such acceptance by PFPC not to be unreasonably withheld). Except as stated herein, PFPC assumes no responsibility for compliance by a Fund or any other entity with respect to any requirements applicable to the Fund or any other entity.

         5. Instructions. Unless otherwise provided in this Agreement, PFPC shall act only upon Oral or Written Instructions. PFPC shall be entitled to rely upon any Oral or Written

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Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person listed on the then current Authorized Persons Appendix). In the exercise of reasonable judgement, PFPC may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of governing documents of a Fund or this Agreement or of any vote, resolution or proceeding relating to a Fund.

         Each Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received (provided that Oral Instructions transmitted by means of e-mail do not need to be so confirmed). The fact that such confirming Written Instructions are not received by PFPC or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. PFPC shall promptly notify the Fund providing such confirming Written Instructions of any differences between the Oral Instructions and the confirming Written Instructions. Each Fund further agrees that PFPC shall incur no liability to the Fund for relying upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person listed on the then current Authorized Persons Appendix.

         6.       Right to Receive Advice.

                  (a)      Advice of Counsel. If PFPC shall be in doubt as

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to any questions of law pertaining to any action it should or should not take,
PFPC may (but is not required to) request advice at its own cost from counsel of its own choosing (who may be counsel for any Fund, any Fund's advisor or PFPC, at the option of PFPC). If PFPC requests advice with respect to a Fund from counsel for such Fund, it will inform the Fund of that fact.

                  (b) Protection of PFPC. Without limiting PFPC's other protections under this Agreement, PFPC shall be protected in any action it takes or does not take in good faith reliance upon directions, advice or Oral or Written Instructions it receives from a Fund or from counsel for a Fund and which is in compliance with those directions, advice or Oral or Written Instructions.

         Nothing in this Agreement shall be construed so as to impose an obligation upon PFPC to act in accordance with directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action.

         7. Records. The books and records pertaining to a Fund, which are in the possession of PFPC, shall be the property of such Fund. Such books and records shall be prepared and maintained in a manner reasonably requested by the Fund and acceptable to PFPC; provided that if the Fund is an investment company registered under the 1940 Act, such books and records shall, in addition, be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Each Fund, or the Fund's Authorized Persons, shall have access to the books and

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records pertaining to the Fund (provided the same are in PFPC's possession) at all times during PFPC's normal business hours. Upon the reasonable request of a Fund, copies of any books and records pertaining to the Fund (provided the same are in PFPC's possession) shall be provided by PFPC to the Fund or to an Authorized Person of the Fund, at the Fund's expense; provided that upon termination of this Agreement with respect to any Fund or Portfolio, the original records of the Fund (or such Portfolio) shall be delivered to the successor fund accountant, at the Fund's reasonable expense. Following termination of this Agreement with respect to a Fund or Portfolio, PFPC may maintain a copy of the records of such Fund or Portfolio at its own expense.

         8. Confidentiality. PFPC shall keep confidential information relating to a Fund which it obtains hereunder, and each Fund shall keep confidential information relating to PFPC which it obtains hereunder. Information to be kept confidential shall include: (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund or PFPC; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its

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confidentiality affords a Fund or PFPC a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Information shall not be subject to confidentiality obligations under this Agreement if: (a) it is already known to the receiving party at the time it is obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) it is released by the protected party to a third party without restriction; (e) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the party to which the information relates (i.e., PFPC or a Fund, as applicable) with written notice of such requirement, to the extent such notice is permitted); (f) release of the information is required in connection with the provision of services under this Agreement; (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or (h) it has been or is independently developed or obtained by the receiving party.

         PFPC will not gather, store, or use any Customer Information

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(as defined below), and will not disclose, distribute, sell, share, rent or otherwise transfer any Customer Information to any third party, except as provided in this Agreement or as PFPC may be directed in advance in writing by a Fund or as required in connection with the provision of services under this Agreement or as permitted or required by applicable law. PFPC represents, covenants, and warrants that PFPC will use Customer Information only in compliance with: (a) this Agreement; (b) any applicable Fund or Schwab privacy policies provided to PFPC and accepted by PFPC; and (c) all applicable laws, policies and regulations (including but not limited to applicable laws, policies and regulations related to spamming, privacy, and consumer protection). As soon as PFPC no longer needs to retain such Customer Information in order to perform its duties under this Agreement, PFPC will upon request promptly return or (if so instructed by a Fund in writing) destroy all originals and copies of such Customer Information, except to the extent PFPC is prohibited by law from doing so. "Customer Information" means all intentionally or unintentionally disclosed non-public personal information, however collected, including without limitation, through "cookies", Web bugs or non-electronic means, pertaining to or identifiable to a Customer (as defined below), including without limitation:
(a) name, address, e-mail address, passwords, personal financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data, or any other identification data; (b) any information that

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reflects use of or interactions with a Schwab Service (as defined below), including but not limited to, information concerning computer search paths, any profiles created, or general usage data; or (c) any data otherwise submitted in the process of registering for, or during the course of using, a Schwab Service. "Customer" means any individual (a) customer, (b) prospect, or (c) subscriber or user of any Schwab Service. "Schwab Service" means any service that Charles Schwab & Co., Inc. and its affiliates make available to their Customers through Web sites, desktops, e-mail, wireless devices, or from any other communications channel or other medium developed, owned, licensed, operated, hosted, or otherwise controlled by or on behalf of Charles Schwab & Co., Inc. and its affiliates.

         9. Liaison with Accountants. PFPC shall act as liaison with each Fund's independent public accountants, and shall provide account analyses, fiscal year summaries, and other audit-related schedules relating to a particular Fund to that Fund's independent public accountants. PFPC shall take all reasonable action in the performance of its obligations under this Agreement with respect to a particular Fund to assure that the necessary information is made available to such Fund's independent public accountants for the expression of their opinion with respect to such Fund, as such may be required by the Fund from time to time.

         10. Disaster Recovery. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data

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processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to a Fund, take steps to minimize service interruptions with respect to such Fund.

         11. Compensation. The fees for services rendered by PFPC during the term of this Agreement with respect to a particular Fund are set forth in the fee letter between the Fund and PFPC in effect on the date hereof, or as the same may be amended from time to time.

         12. Indemnification. Each Fund agrees to indemnify and hold harmless PFPC from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorneys' fees and disbursements) (collectively, "Losses") arising directly or indirectly from any action which PFPC takes or does not take (i) at the request or on the direction of or in reliance on the advice of a Fund, (ii) upon Oral or Written Instructions or (iii) in connection with the provision of services to a Fund. Notwithstanding the above, PFPC shall not be indemnified and held harmless by a Fund against any Losses to the extent (and only to the extent) that such Losses arise out of PFPC's (i) breach of its duties and obligations with respect to such Fund under this Agreement; (ii) willful misfeasance with respect to such Fund under this Agreement; (iii) bad faith with respect to such Fund under this Agreement; or (iv) negligence with respect to such Fund under this Agreement.

         PFPC will indemnify and hold harmless a Fund from all Losses

                                      - 11 -

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incurred by such Fund to the extent (and only to the extent) that such Losses arise out of PFPC's (i) breach of its duties and obligations with respect to such Fund under this Agreement; (ii) willful misfeasance with respect to such Fund under this Agreement; (iii) bad faith with respect to such Fund under this Agreement; or (iv) negligence with respect to such Fund under this Agreement.

         The provisions of this Section 12 shall survive termination of this Agreement with respect to any Fund.

         13. Responsibility of PFPC. PFPC shall be under no duty to take any action on behalf of a Fund except as stated herein or as may be agreed to by PFPC, in writing. PFPC shall be obligated to exercise reasonable care and reasonable diligence in the performance of its duties and obligations hereunder (including the services set forth in Schedule B to this Agreement) and to act in good faith in performing services provided for under this Agreement. For purposes of indemnification under Section 12 of this Agreement, the standards set forth in the prior sentence will be used as the measurement of whether PFPC's performance is in breach of its duties and obligations with respect to a Fund under this Agreement.

         PFPC, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this

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Agreement, and which PFPC reasonably believes to be genuine. Notwithstanding anything in this Agreement to the contrary, PFPC shall not be liable for any Losses, delays or errors or loss of data occurring by reason of circumstances beyond PFPC's reasonable control, including without limitation acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, acts of terrorism, insurrection, war, riots or failure of the mails, transportation, communication or power supply. For clarity, the immediately preceding sentence shall not obviate PFPC's duties under Section 10 of this Agreement.

         Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to any Fund for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates. Notwithstanding anything in this Agreement to the contrary, no Fund nor any of its affiliates shall be liable to PFPC for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by the Fund or its affiliates.

         14. PFPC shall, with respect to each separate Fund, perform the services set forth on Schedule B to this Agreement.

         15. Duration and Termination. This Agreement shall continue in full force and effect with respect to a particular Fund (or Portfolio thereof) unless terminated as hereinafter provided or amended by mutual, written agreement of such Fund and PFPC. With

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respect to a particular Fund (or Portfolio thereof) and PFPC, this Agreement may be terminated by either of such Fund or PFPC by an instrument in writing delivered, faxed or mailed, postage prepaid, to the other, such termination to take effect on the date stated therein, which date shall not be sooner than sixty (60) days after the date of such delivery or mailing.

         16. Notices. If notice is sent by confirming facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC at PFPC's address, 103 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to a Fund, at the address of the Fund; or (c) if to neither a Fund or PFPC, at such other address as shall have been notified to the sender of any such notice.

         17. Amendments. This Agreement, or any term hereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.

         18. Delegation. PFPC may, with the prior written consent of a Fund, which such consent may not be unreasonably withheld, assign its rights and delegate its duties with respect to such Fund hereunder to any wholly-owned direct or indirect subsidiary of PFPC or of The PNC Financial Services Group, Inc., provided that (i) PFPC gives the Fund a minimum of thirty (30) days in which to decide and consent by written notice; (ii) if the Fund is

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an investment company registered under the 1940 Act, the delegate agrees with
PFPC to comply with all relevant provisions of this Agreement and the 1940 Act; and (iii) PFPC and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. Miscellaneous. As between each separate Fund and PFPC, this Agreement embodies the entire agreement and understanding between such Fund and PFPC and supersedes all prior agreements and understandings between such Fund and PFPC relating to the subject matter hereof.

         The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement shall be deemed to be a contract made in California and governed by California law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall

                                      - 15 -

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not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         PFPC shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights owned or licensed and utilized by PFPC in connection with the services provided by PFPC to any of the Funds.

         There are no oral or written representations, agreements or understandings between PFPC and any Fund except as stated in this Agreement.

         PFPC is entering into this Agreement with each of the Funds separately, and any duty, obligation or liability owed or incurred by PFPC with respect to a particular Fund shall be owed or incurred solely with respect to that Fund, and shall not in any way create any duty, obligation or liability with respect to any other Fund. This Agreement shall be interpreted to carry out the intent of the parties hereto that PFPC is entering into a separate arrangement with each separate Fund.

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         The respective names Schwab Investments, The Charles Schwab Family of
Funds, Schwab Capital Trust and Schwab Annuity Portfolios refers to each of such respective Funds and its Trustees, as Trustees but not individually or personally, acting under their respective Declarations of Trust dated October 26, 1990, May 9, 1995, May 6, 1993 and January 21, 1994. The obligations of any one of the aforementioned Funds entered into in the name of or on behalf of a Portfolio of such Fund by any of the Trustees, representatives or agents of such Fund are made not individually, but in such capacities. Such obligations are not binding upon any of the Trustees, shareholders or representatives of such Fund personally, but bind only the assets of such Fund belonging to such Portfolio for the enforcement of any claims against such Fund.

         Transactions entered into by a particular Portfolio of a Fund are considered independent transactions and shall in no way affect transactions entered into by any other Portfolio of such Fund. Any amount owed by a Fund with respect to any obligation arising out of this Agreement, as amended, shall be paid only out of the assets and property of the particular Portfolio that entered into such transaction.

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         IN WITNESS WHEREOF, each of the respective parties hereto have caused this Agreement to be executed on the day and year first above written.

                                    PFPC INC.

                                    By: Neal J. Andrews

                                    Name: /s/ Neal J. Andrews
                                          -------------------------------
                                    Title: SVP

                                    SCHWAB INVESTMENTS

                                    /s/ Tai-Chin Tung
                                    -------------------------------------
                                    By:    Tai-Chin Tung
                                    Title: Treasurer and Principal
                                           Financial Officer

                                    THE CHARLES SCHWAB FAMILY OF FUNDS

                                    /s/ Tai-Chin Tung
                                    ------------------------------------
                                    By:    Tai-Chin Tung
                                    Title: Treasurer and Principal
                                           Financial Officer

                                    SCHWAB CAPITAL TRUST

                                    /s/ Tai-Chin Tung
                                    ------------------------------------
                                    By:    Tai-Chin Tung
                                    Title: Treasurer and Principal
                                           Financial Officer

                                    SCHWAB ANNUITY PORTFOLIOS

                                    /s/ Tai-Chin Tung
                                    ------------------------------------
                                    By:    Tai-Chin Tung
                                    Title: Treasurer and Principal
                                           Financial Officer

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                                   SCHEDULE A

Schwab Investments

Schwab Total Bond Market Fund
Schwab Short-Term Bond Market Fund
Schwab California Short/Intermediate Tax-Free Bond Fund
Schwab California Long-Term Tax-Free Bond Fund
Schwab Short/Intermediate Tax-Free Bond Fund
Schwab Long-Term Tax-Free Bond Fund
Schwab YieldPlus Fund

The Charles Schwab Family of Funds

Schwab Money Market Fund
Schwab Government Money Fund
Schwab U.S. Treasury Money Fund
Schwab Value Advantage Money Fund
Schwab Institutional Advantage Money Fund
Schwab Retirement Money Fund
Schwab Money Fund
Schwab California Municipal Money Fund
Schwab New York Money Fund
Schwab New Jersey Municipal Money Fund
Schwab Pennsylvania Money Fund
Schwab Florida Municipal Money Fund
Schwab Government Cash Fund

Schwab Capital Trust

Schwab U.S. MarketMasters Fund *
Schwab Balanced MarketMasters Fund *
Schwab Small-Cap MarketMasters Fund *
Schwab International MarketMasters Fund *
Schwab Hedged Equity Fund

Schwab Annuity Portfolios

Schwab Money Market Portfolio

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                                   SCHEDULE B

PFPC shall perform the following services for each separate Fund, and where referenced each separate Fund's Portfolios (each such separate Fund is referred to separately in this Schedule B as "the Fund"). With respect to the Portfolios of Schwab Capital Trust designated with an "*" on Schedule A of the Agreement, PFPC will create separate accounts for each sub-adviser of each such Portfolio and will perform items 1-6, 8-9, 14-15, 17 and 21 for each such sub-adviser account.

         1. With respect to each particular Portfolio of the Fund, assist in keeping, maintaining and preserving (for such period of time as required under Rule 31a-2 of the 1940 Act) all accounts, records and other documents required under (a) Rule 31a-1(a) that relate to the services provided by PFPC with respect to such Portfolio under the Agreement; (b) Rule 31a-1(b)(1); (c) Rule 31a-1(b)(2)(i), (ii) and (iii); (d) Rule
                  31a-1(b)(3) and (e) Rule 31a-1(b)(8);

         2. Calculate the value of each asset of each Portfolio of the Fund and the current net asset value of each such Portfolio and of each class of each such Portfolio;

         3. Record and verify daily income, expense accruals and capital gains and losses with respect to each Portfolio of the Fund and provide notification of any proposed adjustments to the Fund;

         4. Maintain historical tax lots for each asset of each Portfolio of the Fund;

         5. Record the investment purchases and sales of each Portfolio of the Fund and transmit the same to the Fund's custodian for proper settlement;

         6. Review transactions recorded by the Fund's custodian with respect to each Portfolio of the Fund in order to prepare the daily reconciliation of cash and investment positions with respect to each such Portfolio;

         7. Record the capital share transactions of each Portfolio of the Fund and reconcile such transactions daily with the Fund's transfer agent;

         8. Prepare the cash balances available for investment with respect to each Portfolio of the Fund for each of the next five business days and update cash availability

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                  for each of such Portfolios throughout the day as requested;

         9. Prepare such periodic financial statements and other reports as may be reasonably requested by the Fund from time to time;

         10. Assist in the preparation of the Fund's Registration Statement; Pre-Effective and Post-Effective Amendments to the Registration Statement; Notices of Annual or Special Meeting of Shareholders; Proxy Statements; and such other notices, statements and filings as may be reasonably requested by the Fund from time to time;

         11. Assist in the preparation and filing of the Fund's Annual and Semiannual Reports to shareholders; Form N-SAR; Form N-30D; Form 24f-2; and such other reports as may be reasonably requested by the Fund from time to time;

         12. Assist in the preparation and filing of the Fund's federal and state tax returns;

         13. Assist in the monitoring of compliance by each Portfolio of the Fund with Subchapters L and M of the Internal Revenue Code;

         14. Assist (on a post-trade basis) with the monitoring of compliance by each Portfolio of the Fund with those requirements of the Investment Company Act of 1940 and the Fund's current Registration Statement as may be agreed to between PFPC and the Fund from time to time;

         15. Assist in the monitoring of daily collateral asset segregation amounts by each Portfolio of the Fund for futures contracts and such other financial instruments as may be reasonably requested by the Fund from time to time;

         16. Assist in the calculation of income, excise tax, and capital gain distributions with respect to each Portfolio of the Fund;

         17. With respect to each Portfolio of the Fund, calculate the total return; yield; expense ratio; turnover rate; maturity (if applicable) and such other performance, financial and portfolio information as may be reasonably requested by the Fund from time to time;

         18. Assist in the preparation of the annual budget, expense accruals, expense allocations and waiver monitoring with respect to each Portfolio of the Fund;

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         19.      Manage accounts payable with respect to each Portfolio of the
                  Fund and authorize disbursements relating to such Portfolios upon Written Instructions;

         20. Assist in the preparation of the Fund's quarterly Board materials; and

         21. Provide such other services as may be agreed between PFPC and the Fund from time to time.

                           Authorized Persons Appendix

Schwab Investments

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________


The Charles Schwab Family of Funds

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

Schwab Capital Trust

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

Schwab Annuity Portfolios

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

_____________________________________

                                   SCHEDULE C
                                  Scott Hilton
                                   Greg Davis
                                John Leszczynski
                                  Barbara Hill
                                 Valerie Sudler